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                                                                     EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-87684 on Form N-1A under the Securities Act of 1933, of our report dated June 27, 2002, relating to the ADR Equity Fund and European Equity Fund of The Metzler/Payden Investment Group and to the reference to us under the heading "Independent Auditors" in the Prospectus. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
June 28, 2002